UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 17, 2017, Bravatek Solutions, Inc. (the “Company”) formally entered into a Reseller Agreement with i3 Integrative Creative Solutions, LLC (“i3 Integrative”), a Virginia-based service-disabled, veteran-owned small business ("SDVOSB"), for a relationship consummated and to be considered effective April 7, 2017, pursuant to which i3 Integrative will promote and solicit commitments in the United States federal government military and civilian markets regarding the Company’s cybersecurity email software and telecom services, in consideration of the payment of commissions to i3 Integrative depending on whether the net revenue resulting from i3 Integrative’s efforts are in connection with the Company’s software products, telecom services, or in connection with SEWP (Solutions for Enterprise-Wide Procurement). In connection with the agreement, i3 Integrative secured approval for the Company to be listed as a supplier on the SEWP contract vehicle, usable by any federal agency, and because of i3 Integrative’s SDVOSB status, the Company can partner with i3 Integrative to obtain business set-aside contracts.

The foregoing description of that agreement and the terms thereof are qualified in their entirety by the full text of such agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

10.1	Reseller Agreement dated April 17, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVATEK SOLUTIONS, INC.

Date: April 17, 2017	By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci
Chief Executive Officer

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